UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S. Colorado Boulevard, Tower 1, Suite 10200, Denver, Colorado 80222

(Address of Principal Executive Offices) (Zip Code)

(303) 320-7708

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange where registered
Common Stock	GORO	NYSE American

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

May 12, 2021 Gold Resource Canada Corporation, a wholly owned subsidiary of Gold Resource Corporation (the “Company”) entered into the employment agreement (the “Agreement”) with Alberto Reyes pursuant to which he will provide services as Chief Operating Officer of the Company effective May 20, 2021. Mr. Reyes, age 46, is a B. Eng, Mining by training and has more than 20 years of experience in the mining industry in an operational capacity. His international experience includes North and Latin America, South Africa, Australia, the Philippines, Ghana, and Brazil. Mr. Reyes’ expertise includes operations, mine planning, feasibility studies, developing cost-saving strategies, and community and government relations. Mr. Reyes has progressively held more senior roles in Newcrest Mining LTD, GoldFields International Ltd. Luna Gold Corp, and most recently Vice President of Operations at Coeur Mining. Mr. Reyes possesses a Bachelor of Engineering, Mining from Laurentian University, Sudbury, Ontario, is an AusIMM Chartered Professional, Mining.

Pursuant to the terms of the Agreement, he will receive an initial annual base salary of $310,000 as well as being eligible for an annual incentive target bonus based on 40% of base salary and a discretionary long-term equity-based incentive bonus of $250,000 per annum. Mr. Reyes is entitled to receive stock options, restricted stock units or other awards pursuant to the Company’s 2016 Equity Incentive Plan as determined by the Compensation Committee of the Board. Mr. Reyes is also entitled to participate in certain of the Company’s benefit plans available to other executives. If his employment is terminated, Mr. Reyes will be eligible for severance benefits including up to 18 months’ salary and pro-rated bonus based on a severance period for termination without cause or with good reason, and 24 months’ salary and bonus for termination within 12 months of a change in control. The foregoing description of Mr. Reyes’ employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
10.1 104	Employment Agreement with Alberto Reyes Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: May 18, 2021	By:	/s/ Allen J. Palmiere
	Name:	Allen J. Palmiere
	Title:	Chief Executive Officer